UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BREEZE-EASTERN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4062211
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Melanie Lane

Whippany, New Jersey 07981

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Preferred Stock Purchase Rights	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

N/A

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement on Form 8-A filed by Breeze-Eastern Corporation (the “Company”) with the Securities and Exchange Commission on January 16, 2013 is incorporated herein by reference and is hereby amended and supplemented by adding the following:

On January 14, 2013, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of July 19, 2012 and effective as of July 18, 2011 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). The Amendment is effective as of January 8, 2013 and increases the threshold by which rights are triggered under the Rights Agreement from 10% to 12.5%.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2013, and to the Rights Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2011, each of which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock

4.1*	Rights Agreement, dated as of July 14, 2011 effective as of July 18, 2011 between Breeze-Eastern Corporation and Computershare Trust Company, N.A.

4.2+	Amendment No. 1 to Rights Agreement, dated as of January 14, 2013, between Breeze-Eastern Corporation and Computershare Trust Company, N.A.

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 19, 2011
+	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 14, 2013

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BREEZE-EASTERN CORPORATION

Date: January 16, 2013	By:	/s/ Mark Mishler
Name: Mark D. Mishler
Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary